Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
January 28, 2009	CONTACT: David D. Brown
(276) 326-9000
First Community Bancshares, Inc. Announces 2008 Results
Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported net income available to common shareholders for the year ended December 31, 2008, of $2.53 million, or $0.23 per diluted common share. For the fourth quarter of 2008, the net loss to common shareholders was $14.57 million, or $1.29 per diluted common share. During the fourth quarter, the Company recognized total non-cash pre-tax other-than-temporary impairment charges of $29.92 million in its investment portfolio. Pre-tax earnings, exclusive of the non-cash impairment charges, were $5.86 million and $29.71 million for the fourth quarter and full year, respectively.
According to Chief Executive Officer John M. Mendez, “We remain very proud of our loan quality and our core earnings, both of which compare favorably with our peers within the industry. The non-cash impairment charges are unfortunate, but represent the state of our recessionary economy. The charges also illustrate a level of disruption in the market for securitized assets and collateralized debt obligations, with pricing reflecting the distressed sales and fund redemptions which are ongoing in the industry. Our loan portfolio remains strong relative to our peers and the industry as a whole, and we remain in a very good posture to take advantage of new opportunities within our markets.”
Net Interest Income
Tax-equivalent net interest margin for the fourth quarter of 2008 was 3.83%. Interest income was $26.75 million, a decrease of $5.44 million, or 16.90%, from fourth quarter 2007. The decrease was due primarily to decreases in loan yields and average balances, a result of slower demand and enhanced underwriting. The yield on loans dropped to 6.24% from 7.40% and average loans decreased $3.60 million to $1.24 billion from fourth quarter 2007. Yields on loans have dropped as a direct result of the precipitous declines in market rates of interest.
Fourth quarter interest expense decreased $4.34 million, or 28.86%, from 2007. Fourth quarter deposit costs decreased $2.38 million compared to the fourth quarter of 2007, while the average rate paid on interest-bearing deposits decreased 90 basis points to 2.34%. Compared to the fourth quarter of 2007, interest costs on borrowings decreased $1.97 million to $3.46 million, while the average balance decreased $116.24 million due to the redemption of various wholesale debt issues and the Company’s relatively liquid balance sheet. The fourth quarter cost of interest-bearing liabilities decreased 91 basis points compared to last year. Average interest bearing liabilities decreased $64.53 million, or 3.81%, compared with fourth quarter 2007, including a decrease of $70.12 million in FHLB borrowings. Net interest income was down $1.10 million, or 6.41%, from the fourth quarter of 2007.
Non-interest Income
Despite significant declines in managed portfolio market values, wealth management revenues increased $197 thousand, or 20.76%, as investment advisory revenue increased $125 thousand. At December 31, 2008, the Wealth Management Division reported $848 million in assets under management.
Service charges on deposit accounts were $3.70 million for the fourth quarter of 2008, an increase of $387 thousand, or 11.69%, from the fourth quarter of 2007. Insurance commissions were $1.26 million for the fourth quarter of 2008, an increase of $116 thousand, or 10.16%, from the same period in 2007. In December 2008, GreenPoint completed its largest acquisition to date, Carr & Hyde Insurance, in Warrenton, Virginia.

Non-interest Expenses
Total non-interest expenses for the fourth quarter of 2008 increased $1.64 million, or 12.24%, from the fourth quarter of 2007. Salaries and employee benefits increased $407 thousand, or 6.05%, from the fourth quarter of 2007. The acquisition of Coddle Creek Financial, which closed on November 14, 2008, accounted for approximately $120 thousand of the increase and GreenPoint acquisitions accounted for approximately $199 thousand of the increase. Occupancy and furniture and equipment expenses increased due to the Coddle Creek acquisition, the new branches, and the addition of operating expenses at GreenPoint, as it acquired new agencies throughout 2008. Other non-interest expenses increased $947 thousand, or 21.43%, compared to the fourth quarter of 2007 and included $148 thousand of expenses related to Coddle Creek, $238 thousand in increased consulting fee expenses, and $145 thousand in increased legal expenses. The fourth quarter efficiency ratio was 59.10% compared to 51.22% in 2007.
Credit Quality
The Company’s loan quality measures at December 31, 2008, continue to compare favorably to the Company’s peers. Total loan delinquencies as a percent of total loans were 1.97% at December 31, 2008, compared with 1.25% at September 30, 2008. The ratio of allowance for loan losses as a percent of loans held for investment was 1.23% at December 31, 2008, compared with 1.24% at September 30, 2008. The addition of Coddle Creek’s seasoned residential real estate loan portfolio moderated the percentage of reserves needed on the combined portfolio. Non-performing assets increased to $14.09 million at December 31, 2008, from $7.89 million at September 30, 2008. Non-performing loans as a percentage of loans held for investment were 0.98% compared with 0.60% at September 30, 2008. The increase from third quarter was due largely to the acquisition of Coddle Creek and the addition of a $2.92 million North Carolina hotel loan to nonaccrual loans at December 31, 2008. This loan was already on the Company’s watch list and loss expectations were not changed by the move to nonaccrual.
Mr. Mendez added, “We are very proactive in identifying and working through problem credits. Borrowers are engaged early in the process and we have had good success in establishing a collaborative approach to problem credit resolution. We also have a good track record in terms of establishing specific loss reserves and follow-up on recovery opportunities. Our current level of non-performing assets is quite manageable and we are working to return to our historic credit quality levels. We have also established a strong modification program for residential mortgages. While this has not been a significant source of historic delinquency or loss, we stand ready to assist homeowners, in any way possible.”
Net charge-offs for the fourth quarter of 2008 were $2.40 million. Charge-offs for the quarter were driven primarily by three loans from the Richmond area. The Company made a provision for loan losses of $2.70 million in the fourth quarter of 2008 compared with $717 thousand in the fourth quarter of 2007. Of the $2.40 million of loans charged off in the fourth quarter, $1.56 million had been specifically reserved for in previous periods.
Balance Sheet
Since year-end 2007, consolidated assets have decreased $15.62 million to $2.13 billion at December 31, 2008. Included in that decrease is the acquisition of Coddle Creek, the prepayment of a $25.00 million FHLB advance, the call of a $50.00 million FHLB advance, and a net decrease of $145.98 million in the Company’s investment portfolio. Total stockholders’ equity for the Company was $220.54 million, resulting in a book value per common share outstanding of $15.48 at December 31, 2008, compared to $217.10 million and $19.61 per common share at December 31, 2007. The change in total equity reflects the Coddle Creek acquisition, the issue of preferred stock and warrants to the U. S. Treasury, and the increase in accumulated other comprehensive loss as a result of lower valuations on the Company’s investment portfolio and interest rate swap.
During the fourth quarter, the Company recognized a non-cash impairment charge of $14.47 million which stems from a 2006 vintage collateralized mortgage obligation. The Company’s analysis of the bond showed probable losses of $1.69 million, or 6.76%, of the $25.00 million par value of the security. U.S. GAAP requires banks to write down securities with probable losses to estimated market values, even if very little of the loss in value can be attributed to credit quality.
The Company performed extensive cash flow analyses of each of its pooled trust preferred investment securities. As of December 31, 2008, one of the securities showed an adverse change in cash flow, resulting in a pre-tax other-than-temporary impairment charge of $15.46 million. Total pre-tax, non-cash impairment charges of $29.92 million are reflected in non-interest income.
During the fourth quarter, the Company issued preferred stock to the U.S. Treasury under the Capital Purchase Program for $41.50 million. In connection with the investment, the Company issued warrants for 176,546 shares of its common stock. In furtherance of the Company’s operating objectives, the Company originated $26.88 million of new loans during the month of December 2008, traditionally one of the slowest months of the year.
Cash dividends to shareholders were $1.12 for the year, making 2008 the 17th consecutive year of dividend increases to shareholders and the 23rd consecutive year of cash dividends to shareholders.
The Company will host an investor and media teleconference and webcast on Thursday, January 29, 2009, at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8033. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s fourth quarter 2008 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact David D. Brown, Chief Financial Officer, at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.13 billion financial holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-nine locations in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice. The Company’s wealth management group managed assets with a market value of $848 million at December 31, 2008. First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)(Unaudited)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2008	2007	2008	2007
Interest Income
	Interest and fees on loans held for investment	$19,347	$23,100	$79,741	$93,501
	Interest on securities-taxable	5,613	6,942	22,714	24,725
	Interest on securities-nontaxable	1,746	2,050	7,521	8,190
	Interest on federal funds sold and deposits	46	102	306	1,175

	Total interest income	26,752	32,194	110,282	127,591

Interest Expense
	Interest on deposits	7,249	9,626	29,792	38,757
	Interest on borrowings	3,459	5,425	15,138	20,519

	Total interest expense	10,708	15,051	44,930	59,276

	Net interest income	16,044	17,143	65,352	68,315
	Provision for loan losses	2,701	717	7,422	717

	Net interest income after provision for loan losses	13,343	16,426	57,930	67,598

Non-Interest Income
	Wealth management income	1,146	949	4,100	3,880
	Service charges on deposit accounts	3,697	3,310	14,067	11,387
	Other service charges and fees	1,023	991	4,248	3,600
	Insurance commissions	1,258	1,142	4,988	1,142
	Impairment on investment securities	(29,923)	—	(29,923)	—
	Security (losses) gains	(234)	202	1,899	411
	Other operating income	659	1,455	2,995	4,411

	Total non-interest income	(22,374)	8,049	2,374	24,831

Non-Interest Expense
	Salaries and employee benefits	7,135	6,728	29,876	25,848
	Occupancy expense of bank premises	1,385	1,170	5,102	4,180
	Furniture and equipment expense	942	923	3,740	3,370
	Amortization of intangible assets	205	154	689	467
	Prepayment penalty	—	—	1,647	—
	Other operating expense	5,366	4,419	19,462	16,598

	Total non-interest expense	15,033	13,394	60,516	50,463

	(Loss) income before income taxes	(24,064)	11,081	(212)	41,966
	Income tax (benefit) expense	(9,748)	3,328	(2,997)	12,334

	Net (loss) income	(14,316)	7,753	2,785	29,632
	Dividends on preferred stock	255	—	255	—

	Net (loss) income available to common shareholders	$(14,571)	$7,753	$2,530	$29,632

	Basic earnings per common share (EPS)	$(1.29)	$0.70	$0.23	$2.64
	Diluted earnings per common share (DEPS)	$(1.29)	$0.69	$0.23	$2.62
	Weighted Average Shares Outstanding:
	Basic	11,252,183	11,120,938	11,058,076	11,204,676
	Diluted	11,320,138	11,205,292	11,134,025	11,292,871
	For the period:
	Return on average assets	-0.71%	1.43%	0.12%	1.39%
	Return on average stated equity	-7.70%	13.95%	1.25%	13.54%
	Return on average common equity	-8.54%	13.95%	1.28%	13.54%
	Cash dividends per share	$0.28	$0.27	$1.12	$1.08

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(In Thousands, Except Share and Per Share Data)(Unaudited)

		As of and for the Quarter Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
		2008	2008	2008	2008	2007
Interest Income
	Interest and fees on loans held for investment	$19,347	$19,266	$19,891	$21,237	$23,100
	Interest on securities-taxable	5,613	5,567	5,467	6,067	6,942
	Interest on securities-nontaxable	1,746	1,708	2,004	2,063	2,050
	Interest on federal funds sold and deposits	46	9	71	180	102

	Total interest income	26,752	26,550	27,433	29,547	32,194

Interest Expense
	Interest on deposits	7,249	6,684	7,118	8,741	9,626
	Interest on borrowings	3,459	3,543	3,690	4,446	5,425

	Total interest expense	10,708	10,227	10,808	13,187	15,051

	Net interest income	16,044	16,323	16,625	16,360	17,143
	Provision for loan losses	2,701	3,461	937	323	717

	Net interest income after provision for loan losses	13,343	12,862	15,688	16,037	16,426

Non-Int Income
	Wealth management income	1,146	957	1,098	899	949
	Service charges on deposit accounts	3,697	3,808	3,463	3,099	3,310
	Other service charges and fees	1,023	1,040	1,064	1,121	991
	Insurance commissions	1,258	1,240	1,146	1,344	1,142
	Impairment on investment securities	(29,923)	—	—	—	—
	Securities (losses) gains	(234)	163	150	1,820	202
	Other operating income	659	675	803	858	1,455

	Total non-interest income	(22,374)	7,883	7,724	9,141	8,049

Non-Int Expense
	Salaries and employee benefits	7,135	7,371	7,580	7,790	6,728
	Occupancy expense of bank premises	1,385	1,297	1,256	1,164	1,170
	Furniture and equipment expense	942	924	973	901	923
	Amortization of intangible assets	205	166	158	160	154
	Prepayment penalty	—	—	—	1,647	—
	Other operating expense	5,366	4,683	4,792	4,621	4,419

	Total non-interest expense	15,033	14,441	14,759	16,283	13,394

	(Loss) income before income taxes	(24,064)	6,304	8,653	8,895	11,081
	Income tax (benefit) expense	(9,748)	1,753	2,415	2,583	3,328

	Net (loss) income	(14,316)	4,551	6,238	6,312	7,753
	Preferred dividends	255	—	—	—	—

	Net (loss) income available to common shareholders	$(14,571)	$4,551	$6,238	$6,312	$7,753

Per Share
	Basic EPS	$(1.29)	$0.42	$0.57	$0.57	$0.70
	Diluted EPS	$(1.29)	$0.41	$0.56	$0.57	$0.69
	Cash dividends per share	$0.28	$0.28	$0.28	$0.28	$0.27
	Weighted Average Shares Outstanding:
	Basic	11,252,183	10,956,867	10,992,301	11,029,931	11,120,938
	Diluted	11,320,138	11,034,059	11,073,440	11,107,610	11,205,292
	Actual shares outstanding at period end	11,567,449	10,967,597	10,954,078	11,012,574	11,069,646
	Book value per common share at period end	$15.48	$15.57	$17.95	$18.98	$19.61
	Market value per share at period end	$34.87	$37.52	$28.20	$36.42	$31.89

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
(In Thousands)
Cash and due from banks	$39,310	$53,238	$44,672	$44,004	$50,051
Interest-bearing deposits with banks	7,129	664	10,745	33,111	2,695
Securities available for sale	521,545	513,001	598,438	598,853	664,120
Securities held to maturity	8,670	9,043	10,511	12,075	12,075
Loans held for sale	1,024	140	1,522	2,116	811
Loans held for investment, net of unearned income	1,298,159	1,168,286	1,181,107	1,179,504	1,225,502
Less allowance for loan losses	15,978	14,510	13,433	12,862	12,833

Net loans	1,282,181	1,153,776	1,167,674	1,166,642	1,212,669
Premises and equipment	55,024	50,504	50,075	49,444	48,383
Other real estate owned	1,326	896	500	400	545
Interest receivable	10,117	9,156	9,992	9,742	12,465
Intangible assets	89,612	72,222	71,181	71,239	70,056
Other assets	118,283	104,817	88,377	77,487	75,968

Total Assets	$2,134,221	$1,967,457	$2,053,687	$2,065,113	$2,149,838

Deposits:
Demand	$199,712	$214,582	$224,716	$224,097	$224,087
Interest-bearing demand	185,117	186,403	172,623	172,864	153,570
Savings	309,577	312,451	312,148	305,725	327,691
Time	809,352	636,108	629,920	656,267	688,095

Total Deposits	1,503,758	1,349,544	1,339,407	1,358,953	1,393,443
Interest, taxes and other liabilities	28,133	20,494	18,695	22,293	21,454
Federal funds purchased	—	29,500	66,500	—	18,500
Securities sold under agreements to repurchase	165,914	180,388	215,610	208,000	207,427
FHLB and other indebtedness	215,877	216,720	216,862	266,889	291,916

Total Liabilities	1,913,682	1,796,646	1,857,074	1,856,135	1,932,740

Preferred stock	40,419	—	—	—	—
Common stock	12,051	11,499	11,499	11,499	11,499
Additional paid-in capital	128,525	108,862	108,926	108,896	108,825
Retained earnings	106,935	124,731	123,253	120,087	117,670
Treasury stock, at cost	(15,368)	(16,882)	(17,328)	(15,457)	(13,613)
Accumulated other comprehensive loss	(52,023)	(57,399)	(29,737)	(16,047)	(7,283)

Total Stockholders’ Equity	220,539	170,811	196,613	208,978	217,098

Total Liabilities and Stockholders’ Equity	$2,134,221	$1,967,457	$2,053,687	$2,065,113	$2,149,838

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
	(Dollars in Thousands)
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$14,510	$13,433	$12,862	$12,833	$13,190
Balance acquired	1,169	—	—	—	—
Provision for loan losses	2,701	3,461	937	323	717
Charge-offs	(2,606)	(2,601)	(1,198)	(966)	(1,482)
Recoveries	204	217	832	672	408

Net charge-offs	(2,402)	(2,384)	(366)	(294)	(1,074)

Ending balance	$15,978	$14,510	$13,433	$12,862	$12,833

Summary of Asset Quality
Nonaccrual loans	$12,763	$6,997	$4,126	$3,137	$2,923
Loans 90 days or more past due and still accruing	—	—	—	—	—

Total non-performing loans	12,763	6,997	4,126	3,137	2,923

Other real estate owned	1,326	896	500	400	545

Total non-performing assets	$14,089	$7,893	$4,626	$3,537	$3,468

Asset Quality Ratios
Non-performing loans as a percentage of loans held for investment	0.98%	0.60%	0.35%	0.27%	0.24%
Non-performing assets as a percentage of:
Total assets	0.66%	0.40%	0.23%	0.17%	0.16%
Loans held for investment plus other real estate owned	1.08%	0.68%	0.39%	0.30%	0.28%
Annualized net charge-offs as a percentage of average loans held for investment	0.77%	0.81%	0.12%	0.10%	0.34%
Allowance for loan losses as a percentage of loans held for investment	1.23%	1.24%	1.14%	1.09%	1.05%
Ratio of allowance for loan losses to nonaccrual loans	1.25	2.07	3.26	4.10	4.39

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
	(Dollars in Thousands)
Ratios
Return on average assets	-0.71%	0.90%	1.23%	1.21%	1.43%
Return on average stated equity	-7.71%	9.39%	12.08%	11.66%	13.95%
Return on average common equity	-8.54%	9.39%	12.08%	11.66%	13.95%
Net interest margin	3.83%	3.90%	3.92%	3.78%	3.75%
Efficiency ratio for the quarter (a)	59.10%	56.62%	57.55%	58.00%	51.22%
Efficiency ratio year-to-date (a)	57.81%	57.39%	57.78%	58.00%	51.20%
Equity as a percent of total assets at end of period	10.33%	8.68%	9.57%	10.12%	10.10%
Average earning assets as a percentage of average total assets	86.38%	87.89%	88.83%	89.10%	89.61%
Average loans as a percentage of average deposits	86.01%	88.25%	88.10%	87.68%	88.49%

Average Balances
Investments	$508,289	$582,605	$623,338	$635,350	$684,227
Loans	1,235,023	1,174,855	1,180,813	1,205,481	1,238,620
Earning assets	1,768,113	1,758,895	1,817,322	1,863,433	1,932,481
Total assets	2,046,879	2,001,191	2,045,773	2,091,397	2,156,484
Deposits	1,435,956	1,331,293	1,340,384	1,374,853	1,399,690
Interest-bearing deposits	1,230,547	1,120,138	1,122,680	1,161,881	1,178,833
Borrowings	400,393	459,475	478,361	477,903	516,635
Interest-bearing liabilities	1,630,940	1,579,613	1,601,041	1,639,784	1,695,468
Equity	189,122	192,743	207,660	217,679	220,520
Tax equivalent net interest income	17,003	17,264	17,726	17,491	18,265

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Investment Securities Portfolio
December 31, 2008
(Unaudited)

				Unrealized
				Gains/(Losses)
	Par	Fair	Amortized	Recognized	Cumulative
	Value	Value	Cost	in OCI	OTTI
	(Dollars in Thousands)
Available for sale
Agency	$53,435	$54,817	$53,424	$1,393	$—
Agency mortgage-backed	211,203	216,341	212,314	4,027	—
Non-Agency MBS
AAA	7,475	7,204	7,423	(219)	—
B	25,000	10,750	10,750	—	14,467

Total	32,475	17,954	18,173	(219)	14,467
Municipals
AAA	6,738	6,716	6,729	(13)	—
AA	62,885	62,056	62,926	(870)	—
A	55,932	54,051	55,158	(1,107)	—
BBB	31,610	30,280	31,500	(1,220)	—
NR	6,720	6,316	6,730	(414)	—

Total	163,885	159,419	163,043	(3,624)	—
Single issuer bank trust preferred
A	56,555	33,542	55,491	(21,949)	—
Pooled TruPS
A	50,223	9,117	34,853	(25,736)	15,456
BBB	19,286	3,831	19,377	(15,546)	—
BB	9,000	5,163	9,038	(3,875)	—
B	30,000	14,401	30,000	(15,599)	—

Total	108,509	32,512	93,268	(60,756)	15,456
Equity securities		6,960	8,029	(1,069)	—

Total	$626,062	$521,545	$603,742	$(82,197)	$29,923

Held to maturity
Municipals
AA	3,680	3,724	3,664	60	—
A	4,050	3,859	3,792	67	—
BBB	1,215	1,218	1,214	4	—

Total	8,945	8,801	8,670	131	—

In cases where investment securities were not identically rated by two or more securities rating agencies, the lowest rating was used.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended December 31,
	2008			2007
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning assets
Loans held for investment (2)	$1,235,023	$19,365	6.24%	$1,238,620	$23,118	7.40%
Securities available for sale	499,617	8,127	6.47%	671,828	9,847	5.82%
Held to maturity securities	8,672	173	7.94%	12,399	249	7.97%
Interest-bearing deposits with banks	24,801	46	0.74%	9,634	102	4.20%

Total earning assets	1,768,113	$27,711	6.23%	1,932,481	$33,316	6.84%
Other assets	278,766			224,003

Total	$2,046,879			$2,156,484

Interest-bearing liabilities
Interest-bearing demand deposits	$184,184	$79	0.17%	$152,525	$107	0.28%
Savings deposits	304,800	846	1.10%	334,277	1,789	2.12%
Time deposits	741,563	6,324	3.39%	692,031	7,730	4.43%
Fed funds purchased	9,097	32	1.40%	6,743	83	4.88%
Retail repurchase agreements	119,485	489	1.63%	167,966	1,367	3.23%
Wholesale repurchase agreements	50,000	552	4.39%	50,000	530	4.21%
FHLB borrowings & other long-term debt	221,811	2,386	4.28%	291,926	3,445	4.68%

Total interest-bearing liabilities	1,630,940	10,708	2.61%	1,695,468	15,051	3.52%
Noninterest-bearing demand deposits	205,409			220,857
Other liabilities	21,408			19,639
Stockholders’ equity	189,122			220,520

Total	$2,046,879			$2,156,484

Net interest income		$17,003			$18,265

Net interest rate spread (3)			3.62%			3.32%

Net interest margin (4)			3.83%			3.75%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Year Ended December 31,
	2008			2007
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning Assets
Loans held for investment (2)	$1,199,076	$79,822	6.66%	$1,251,028	$93,561	7.48%
Securities available for sale	576,864	33,438	5.80%	625,413	36,113	5.77%
Held to maturity securities	10,302	849	8.24%	15,220	1,212	7.96%
Interest-bearing deposits with banks	15,489	306	1.98%	24,662	1,175	4.76%

Total Earning Assets	1,801,731	$114,415	6.35%	1,916,323	$132,061	6.89%
Other assets	244,455			208,916

Total	$2,046,186			$2,125,239

Interest-bearing liabilities
Interest-bearing demand deposits	$174,809	$292	0.17%	$147,856	$456	0.31%
Savings deposits	312,363	4,693	1.50%	330,969	7,327	2.21%
Time deposits	671,729	24,807	3.69%	697,996	30,974	4.44%
Fed funds purchased	15,942	362	2.27%	5,773	312	5.40%
Retail repurchase agreements	143,159	3,029	2.12%	167,359	5,809	3.47%
Wholesale repurchase agreements	50,000	1,630	3.26%	50,000	2,181	4.36%
FHLB borrowings & other long-term debt	244,801	10,117	4.13%	258,644	12,217	4.72%

Total Interest-bearing Liabilities	1,612,803	44,930	2.79%	1,658,597	59,276	3.57%
Noninterest-bearing demand deposits	211,791			228,583
Other liabilities	19,850			19,210
Stockholders’ equity	201,742			218,849

Total	$2,046,186			$2,125,239

Net interest income		$69,485			$72,785

Net interest rate spread (3)			3.56%			3.32%

Net interest margin (4)			3.86%			3.80%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.